            BlackRock Municipal Bond Fund, Inc. (the "Registrant")
            ------------------------------------------------------
                       BlackRock National Municipal Fund
                      BlackRock Short-Term Municipal Fund
                                 (the "Funds")

77Q1(e):

Copies of any new or amended Registrant investment advisory contracts

Attached please find as an exhibit to sub-item 77Q1(e) of Form N-SAR, a copy of Amendment No. 2 to the Investment Management Agreement between BlackRock Advisors, LLC and the Registrant, on behalf of the Funds.

                                                                EXHIBIT 77Q1(E)

            Amendment No. 2 to the Investment Management Agreement

       This Amendment No. 2 to the Investment Management Agreement dated as of June 12, 2017 (the "Amendment") is entered into by and between BlackRock Municipal Bond Fund, Inc., a Maryland corporation (the "Corporation"), on behalf of its series, BlackRock National Municipal Fund and BlackRock Short-Term Municipal Fund (each, a "Fund" and together, the "Funds"), and BlackRock Advisors, LLC, a Delaware limited liability company (the "Advisor").

       WHEREAS, the Corporation, on behalf of each Fund, and the Advisor have entered into an Investment Management Agreement dated October 27, 2006 (the "Management Agreement") pursuant to which the Advisor agreed to act as investment adviser to each Fund; and

       WHEREAS, the Management Agreement provides that the Corporation, on behalf of each Fund, will pay to the Advisor a monthly fee in arrears at an annual rate equal to the amounts set forth in Schedule A thereto; and

       WHEREAS, the Management Agreement provides that the Management Agreement may be amended by the parties to the Management Agreement only if such amendment is specifically approved by the vote of the Board of Directors of the Corporation, including a majority of those Directors who are not parties to the Management Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the Investment Company Act of 1940, by a vote of a majority of the outstanding voting securities of each Fund; and

       WHEREAS, the Board of Directors, including a majority of those Directors who are not interested persons of the Corporation, specifically approved this Amendment at an in-person meeting held on May 10, 2017.

       NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

       1. Schedule A of the Management Agreement is hereby amended as set forth on the Schedule A attached hereto with respect to each Fund.

       2. Except as otherwise set forth herein, the terms and conditions of the Management Agreement shall remain in full force and effect.

                                 [End of Text]

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Investment Management Agreement to be executed by their officers designated below as of the day and year first written above.

                                          BLACKROCK MUNICIPAL BOND FUND, INC.

                                          By:     /s/ John M. Perlowski
                                                  ------------------------------
                                          Name:   John M. Perlowski
                                          Title:  President and Chief Executive
                                                  Officer

                                          BLACKROCK ADVISORS, LLC

                                          By:     /s/ Neal J. Andrews
                                                  ------------------------------
                                          Name:   Neal J. Andrews
                                          Title:  Managing Director

                                  Schedule A
                                  ----------

                            Investment Advisory Fee
                            -----------------------

                                                                 RATE OF ADVISORY FEE
                                                                 --------------------
AGGREGATE OF AVERAGE DAILY NET ASSETS OF THE TWO COMBINED FUNDS     NATIONAL FUND
---------------------------------------------------------------  --------------------
Not exceeding $250 million......................................        0.410%
In excess of $250 million.......................................        0.385%

                                                                 RATE OF ADVISORY FEE
                                                                 --------------------
AGGREGATE OF AVERAGE DAILY NET ASSETS OF THE TWO COMBINED FUNDS    SHORT-TERM FUND
---------------------------------------------------------------  --------------------
Not exceeding $250 million......................................        0.360%
In excess of $250 million but not exceeding $400 million........        0.340%
In excess of $400 million but not exceeding $550 million........        0.320%
In excess of $550 million.......................................        0.290%